Exhibit 99.1

September 15, 2009

NEWS RELEASE

US GOLD ADDED TO THE S&P/TSX GLOBAL GOLD INDEX &

S&P/TSX GLOBAL MINING INDEX

TORONTO, ONTARIO (September 15, 2009) US GOLD CORPORATION (NYSE Amex: UXG) (TSX: UXG) is pleased to announce that its common shares have been added to the S&P/TSX Global Gold Index and S&P/TSX Global Mining Index. The S&P/TSX Global Indexes are designed to be dynamic international benchmarks tracking the world’s leading mining companies and aims to offer investors broad exposure to the world’s gold markets.

“This is a very positive development that complements our listing in the Russell 3000 Index. One of our objectives has always been to be included in the S&P 500. These recent additions demonstrate good progress towards our goal,” stated Rob McEwen, Chairman and CEO of US Gold.

For more information on the two indices click below:

S&P/TSX Global Gold Index http://www.tmx.com/en/data/products_services/indices/global_gold_index.html

S&P/TSX Global Mining Index http://www.tmx.com/en/data/products_services/indices/global_mining_index.html

ABOUT US GOLD

US Gold Corporation is a Colorado incorporated gold and silver exploration company. It has a strong treasury, no debt and significant land holdings in Nevada next to Barrick’s large Cortez Hills deposit along with a high grade silver/gold discovery in north-western Mexico. US Gold’s shares trade on the NYSE Amex and Toronto Stock Exchanges under the symbol UXG.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For further information contact:

Helen Bilhete	Mailing Address
Director, Investor Relations	99 George Street, 3rd Floor
Tel: (647) 258-0395 x270	Toronto, ON M5A 2N4
Toll Free: (866) 441-0690	E-mail: info@usgold.com
Fax: (647) 258-0408